UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2026

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Asset Purchase Agreement

On May 22, 2026, Profusa Inc., a Delaware corporation (the “Company”), and Bio Insights LLC, a limited liability company (“Seller”), entered into a First Amendment to the Asset Purchase Agreement (the “Amendment”), amending that certain Asset Purchase Agreement, dated as of April 21, 2026 (the “Asset Purchase Agreement”), by and between the Company and Seller.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2026, pursuant to the Asset Purchase Agreement, Seller agreed to sell, convey, assign, transfer, and deliver to the Company substantially all of the know-how assets relating to Seller’s PanOmics Assay, an integrated, NGS multi-omics analysis platform combining genomics, transcriptomics, metabolomics, and related fields, used in drug discovery and precision medicine (the “Purchased Assets”). The aggregate purchase price under the Asset Purchase Agreement is $30,000,000, to be satisfied through the issuance by the Company to Seller of a newly created series of non-voting preferred stock designated as “Series A Convertible Preferred Stock,” convertible into shares of the Company’s common stock.

The Amendment deletes Section 4.6 (Management Shares) of the Asset Purchase Agreement in its entirety. Section 4.6 of the Asset Purchase Agreement previously provided that, in connection with the Closing, the Compensation Committee of the board of directors of the Company and the board of directors of the Company would approve and take any action necessary to cause the issuance to management of the Company of an aggregate number of shares of the Company’s common stock equal to twelve percent (12%) of the fully diluted shares of the Company’s common stock outstanding immediately following the Closing and any related equity financing, for the retention of the Company’s Chief Executive Officer and Chief Financial Officer (the “Management Shares”). The Amendment deletes this provision and all references to the Management Shares in the Asset Purchase Agreement.

In addition, the Amendment makes a conforming amendment to Section 3.3(c) of the Asset Purchase Agreement to remove the reference to the Compensation Committee’s approval of actions contemplated by Section 4.6.

Except as expressly amended by the Amendment, the Asset Purchase Agreement remains in full force and effect in accordance with its terms.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	First Amendment to Asset Purchase Agreement by and between Profusa Inc. and Bio Insights LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2026	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

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